                                                                     EXHIBIT 4.2


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                            -----------------------------

                             SECOND AMENDED AND RESTATED
                               STOCKHOLDERS' AGREEMENT

                            -----------------------------


                              dated as of _______, 1997

                                        among

                              ARM FINANCIAL GROUP, INC.

                                         and

                             CERTAIN OF ITS STOCKHOLDERS



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                                  TABLE OF CONTENTS

                                                                            Page

                                      ARTICLE I

                                     DEFINITIONS

    SECTION 1.01.  Certain Defined Terms....................................  2

                                      ARTICLE II

                               RESTRICTIONS ON TRANSFER

    SECTION 2.01.  General Restriction......................................  7
    SECTION 2.02.  Legends..................................................  7
    SECTION 2.03.  Certain Information......................................  7
    SECTION 2.04.  Improper Sale or Encumbrance.............................  7
    SECTION 2.05.  Distributions by Morgan Stanley Stockholders.............  7

                                     ARTICLE III

                                 REGISTRATION RIGHTS

    SECTION 3.01.  Registration Upon Request................................  8
    SECTION 3.02.  Incidental Registration.................................. 12
    SECTION 3.03.  Registration Procedures.................................. 13
    SECTION 3.04.  Preparation; Reasonable Investigation.................... 16
    SECTION 3.05.  Indemnification.......................................... 17
    SECTION 3.06.  Contribution............................................. 19
    SECTION 3.07.  Nominees of Beneficial Owners............................ 20

                                      ARTICLE IV

                        CERTAIN AGREEMENTS REGARDING THE BOARD

    SECTION 4.01  Nomination of Directors................................... 21

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                                          ii

                                                                            Page

                                      ARTICLE V

                                    MISCELLANEOUS

    SECTION 5.01.  Effective Date........................................... 22
    SECTION 5.02.  Representations.......................................... 22
    SECTION 5.03.  Specific Performance..................................... 22
    SECTION 5.04.  Amendments and Waivers................................... 22
    SECTION 5.05.  Notices.................................................. 22
    SECTION 5.06.  Benefit; Successors and Assigns.......................... 23
    SECTION 5.07.  Distributions By Oldarm and New Arm...................... 23
    SECTION 5.08.  Miscellaneous............................................ 23

         SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of __________, 1997, among ARM FINANCIAL GROUP, INC., a Delaware corporation (the "COMPANY"), and each of the other parties signatory hereto.

                                 W I T N E S S E T H:

         WHEREAS, the Company, The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership ("MSLEF II"), Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCP III 892 Investors, L.P., each a Delaware limited partnership (the "MSCP ENTITIES" and, together with MSLEF II, the "MORGAN STANLEY STOCKHOLDERS"), John Franco ("FRANCO"), Martin H. Ruby ("RUBY"), Oldarm, L.P. (formerly known as Analytical Risk Management, Ltd.), a Kentucky limited partnership ("OLDARM"), and New Arm, LLC, a Kentucky limited liability company ("NEW ARM") are parties to an Amended and Restated Stockholders' Agreement, dated as of June 14, 1995 (the "STOCKHOLDERS' AGREEMENT");

         WHEREAS, MSLEF II, Franco and Ruby in the aggregate hold shares of the Class A Common Stock, par value $.01 per share, of the Company (the "OLD CLASS A COMMON STOCK"), and the Class B Common Stock, par value $.01 per share, of the Company (the "OLD CLASS B COMMON STOCK" and, together with the Old Class A Common Stock, the "OLD COMMON STOCK"), representing at least 66-2/3% of the outstanding shares of Old Common Stock held by all the Stockholders (as defined herein);

         WHEREAS, Oldarm holds all the outstanding shares of Old Class B Common Stock;

         WHEREAS, Franco and Ruby in the aggregate hold a majority of the shares of Old Common Stock held by all the Employee Stockholders (as defined herein);

         WHEREAS, the Company expects to consummate its Initial Public Offering (as defined herein) shortly following the execution of this Second Amended and Restated Stockholders' Agreement;

         WHEREAS, in connection with the Initial Public Offering, the Company will amend and restate its Certificate of Incorporation and effect a recapitalization pursuant to which (i) each outstanding share of Old Class A Common Stock and Old Class B Common Stock will be converted into one share of the Class A Convertible Common Stock, par value $.01 per share, of the Company (the "CLASS A COMMON STOCK"); (ii) the Morgan Stanley Stockholders will convert certain of their shares of Class A Common Stock into shares of the Class B Convertible Non-Voting Common Stock, par value $.01 per share, of the Company (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK"); and (iii) each outstanding share of Common Stock will be split into ___ shares;

         WHEREAS, in connection with the Initial Public Offering, the Company, the Morgan Stanley Stockholders, Franco, Ruby, Oldarm and New Arm wish to amend and restate in its entirety the Stockholders' Agreement; and

         WHEREAS, the execution of this Second Amended and Restated Stockholders' Agreement constitutes the consent of (a) the Company, (b) Stockholders holding shares of Old Common Stock representing at least 66-2/3% of the outstanding shares of Old Common Stock held by all the Stockholders, (c) Stockholders holding a majority of the shares of Old Class B Common Stock held by all the Stockholders and (d) Employee Stockholders holding a majority of the shares of Old Common Stock held by all the Employee Stockholders, thereby binding all the Stockholders to this Second Amended and Restated Stockholders' Agreement in accordance with Section 5.03 of the Stockholders' Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" means, with respect to any specified Person, any other Person, other than the Company or any Subsidiary, that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

         "AGREEMENT" or "THIS AGREEMENT" means this Second Amended and Restated Stockholders' Agreement, dated as of __________, 1997, among the Company and each of the other parties signatory hereto, and all amendments hereto made in accordance with the provisions of Section 5.04.

         "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act.

         "BOARD" means the Board of Directors of the Company.

         "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

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                                          3


         "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Company, as amended from time to time.

         "CLASS A COMMON STOCK" has the meaning specified in the recitals to this Agreement.

         "CLASS B COMMON STOCK" has the meaning specified in the recitals to this Agreement.

         "COMMISSION" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

         "COMMON STOCK" has the meaning specified in the recitals to this Agreement.

         "COMPANY" has the meaning specified in the preamble to this Agreement.

         "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "EMPLOYEES" means employees, directors and consultants of the Company and the Subsidiaries.

         "EMPLOYEE PLAN" means any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement with respect to any Employees.

         "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "FULLY DILUTED SHARES" means the aggregate of (i) the number of shares of Common Stock issued and outstanding (other than shares of Common Stock held in the

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                                          4


treasury of the Company or held by any Subsidiary) and (ii) the number of shares of Common Stock issuable upon (x) the exercise of any then exercisable outstanding options, warrants or similar instrument (other than such instruments held by the Company or any Subsidiary) and (y) the exercise of any then exercisable conversion or exchange rights, with respect to any outstanding securities or instruments (other than such securities or instruments held by the Company or any Subsidiary).

         "INITIAL PUBLIC OFFERING" means the Public Offering of Class A Common Stock intended to be effected shortly following execution of this Agreement pursuant to the Registration Statement on Form S-1 (File No. 333-14693), filed by the Company with the Commission.

         "INITIATING HOLDERS" has the meaning specified in Section 3.01(a).

         "MORGAN STANLEY STOCKHOLDERS" has the meaning specified in the recitals to this Agreement.

         "MSCP ENTITIES" has the meaning specified in the recitals to this Agreement.

         "MSLEF II" has the meaning specified in the recitals to this Agreement.

         "NEW ARM" has the meaning specified in the recitals to this Agreement.

         "OLDARM" has the meaning specified in the recitals to this Agreement.

         "PERMITTED TRANSFEREE" means (a) in the case of MSLEF II or any MSCP Entity, any Affiliate of MSLEF II or such MSCP Entity or, in the case of distributions only, any partner of MSLEF II or of any such MSCP Entity, (b) in the case of any Stockholder who is a natural person and who is a signatory to this Agreement on the date hereof, (i) a Person who is the issue or spouse of such Stockholder and to whom Shares are transferred from such Stockholder (A) by will or the laws of descent and distribution or (B) by gift without consideration of any kind, or (ii) a partnership, corporation or trust the entire beneficial interest in which is owned by such Stockholder or by such Stockholder and one or more other Stockholders or by the issue or spouse of such Stockholder and to which Shares are transferred from such Stockholder without consideration of any kind, (c) the Company or any Subsidiary, (d) MSLEF II or any MSCP Entity, (e) any charitable foundation all the trustees and directors of which are Stockholders or otherwise Permitted Transferees, (f) in the case of any Stockholder which is a trust or estate and which is either a signatory to this Agreement as of the date hereof or is a Permitted Transferee established after the date hereof by a Stockholder who is a natural person and who is a signatory to this Agreement as of the date hereof (a "QUALIFIED TRUST OR ESTATE"), (i) the Person who is the settlor of such Qualified Trust or (ii) a Person who is the issue, spouse or estate of such settlor and to whom Shares

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                                          5


are transferred from such Qualified Trust as a trust or estate distribution, or
(g) any Person with respect to which the Board shall have adopted a resolution stating that the Board has no objection if a Sale of Shares is made to such Person.

         "PERSON" means any individual, partnership, firm, corporation, association, trust, estate, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "PUBLIC OFFERING" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

         "REGISTRABLE SECURITIES" means all Restricted Shares, at any time outstanding, held by the Morgan Stanley Stockholders or their Permitted Transferees, if any. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144, (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend to the effect set forth in the first paragraph of the form of legend required by Section 2.02(a) hereof restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of such securities shall not require their registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

         "REGISTRATION EXPENSES" means all out-of-pocket expenses incident to the Company's performance of or compliance with Article III, including, without limitation, all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey), all printing expenses, all listing fees, all registrars' and transfer agents' fees, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one outside counsel retained by the holders of Registrable Securities being registered (which counsel shall be satisfactory to the holders of a majority of the shares of Registrable Securities being registered), but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

         "RESTRICTED SHARES" means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the Securities Act,
(b) Shares with
respect to which a Sale has been made in reliance on and in accordance with Rule 144 or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance satisfactory to the Company, of counsel, who shall be satisfactory to the Company, or (ii) a "no action" letter from the staff of the Commission, to the effect that subsequent transfers of such Shares may be effected without registration under the Securities Act.

         "RULE 144" means Rule 144 (or any successor provision) under the Securities Act.

         "SALE" means any sale, assignment, transfer, distribution or other disposition of Shares or of a participation therein, whether voluntarily or by operation of law.

         "SECURITIES" means shares of Common Stock, rights, options or warrants to purchase shares of Common Stock and securities of any type whatsoever convertible into or exchangeable for shares of Common Stock.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "SHARE" means any share of Common Stock.

         "STOCKHOLDER" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof or otherwise, so long as such Person shall beneficially own any Shares or any options, warrants or similar rights to acquire Shares.

         "STOCKHOLDERS' AGREEMENT" has the meaning specified in the recitals to this Agreement.

         "SUBSIDIARY" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

         "THIRD PARTY" means, with respect to any Stockholder, any other Person, including, without limitation, any Person which is a Permitted Transferee (other than the Company, any Subsidiary or any Affiliate of such Stockholder which is a Permitted Transferee).

                                      ARTICLE II

                               RESTRICTIONS ON TRANSFER

         SECTION 2.01. GENERAL RESTRICTION. No Stockholder shall, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any Encumbrance with respect to, any Share, except in a Public Offering, in accordance with Rule 144 or otherwise in compliance with the Securities Act, applicable state securities law and this Agreement.

         SECTION 2.02. LEGENDS. (a) The Company shall affix to each certificate evidencing Restricted Shares a legend in substantially the following form:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY."

         (b) In the event that any Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by
Section 2.02(a) endorsed thereon; PROVIDED, HOWEVER, that such holder shall furnish the Company such certifications, legal opinions or other information as the Company may reasonably require to confirm that the legend is not required on such certificate.

         SECTION 2.03. CERTAIN INFORMATION. Following the Initial Public Offering, the Company shall file all reports and other information required to be filed by Section 13 or 15(d) under the Exchange Act, as the case may be, as shall be necessary in order that the conditions to the availability of Rule 144 in connection with any Sale of shares of Common Stock by a Stockholder shall be met.

         SECTION 2.04. IMPROPER SALE OR ENCUMBRANCE. Any attempt not in compliance with this Agreement to make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares shall be null and void and the Company shall not give any effect in the Company's stock records to such attempted Sale or Encumbrance.

         SECTION 2.05. DISTRIBUTIONS BY MORGAN STANLEY STOCKHOLDERS. The shares of Class A Common Stock held by MSLEF II or any MSCP Entity shall not be distributed to any person if such distribution would constitute a presumptive change of control (whether as defined under Section 1501 of the New York Insurance Law or under the insurance laws of any state to which the Company is then subject) of the Company unless evidence reasonably satisfactory to the Company is provided by such limited partner that such limited partner has complied with the requirements of Section 1506 of the New York Insurance Law or such other insurance laws.


                                     ARTICLE III

                                 REGISTRATION RIGHTS

         SECTION 3.01. REGISTRATION UPON REQUEST. (a) If the Company shall receive written request from the Morgan Stanley Stockholders and their respective Permitted Transferees, if any, requesting that the Company effect the registration under the Securities Act of shares of Common Stock and specifying the intended method of disposition thereof, the Company thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Morgan Stanley Stockholders and their respective Permitted Transferees, if any, all to the extent necessary to permit the disposition (in accordance with the Morgan Stanley Stockholders' and such Permitted Transferees' intended method thereof as aforesaid) of the Registrable Securities so to be registered; PROVIDED, HOWEVER, that

         (i) with respect to any registration statement filed, or to be filed, pursuant to this Section 3.01, if the Board determines that in its good faith judgment it would (because of the existence of, or in anticipation of, any acquisition involving the Company or any of its Subsidiaries or financing activity, or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company) be significantly disadvantageous (a "DISADVANTAGEOUS CONDITION") to the Company or any of its Subsidiaries or its stockholders for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, the Company shall be entitled, upon the giving of a written notice (a "DELAY NOTICE") to such effect to each Morgan Stanley Stockholder and Permitted Transferee included or to be included in such registration statement, to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until, in the judgment of the Board, such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Morgan Stanley Stockholders and Permitted Transferees with respect to which any such registration statement has been filed, or was to have been filed). Upon the request of any Morgan Stanley Stockholder or Permitted Transferee included or to be included in such registration statement, the Company will disclose to such holder the nature of such Disadvantageous Condition in reasonable detail; PROVIDED that such Person shall have executed a confidentiality agreement in a form reasonably satisfactory to the Company. Upon the receipt of any notice of the existence of a Disadvantageous Condition, each Morgan Stanley Stockholder and Permitted Transferee selling Registrable Securities pursuant to an effective registration statement will forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice and, in the event no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Securities. Notwithstanding the foregoing provisions of this subparagraph
    (i): (A) the Company shall not be entitled to delay any registration of Registrable Securities requested pursuant to this Section 3.01 by reason of any existing or anticipated Disadvantageous Condition for a period of more than 90 consecutive days from the giving of its Delay Notice with respect to such Disadvantageous Condition, as above provided, and this subparagraph
    (i) shall have no further force or effect from and after the end of such 90-day period with respect to any registration statement filed or otherwise required to be filed pursuant to this Section 3.01, or with respect to any other obligation of the Company pursuant to this Article III with respect to the request to which such registration statement relates; (B) no registration statement filed and subsequently withdrawn by reason of any existing or anticipated Disadvantageous Condition as hereinabove provided shall count as one of the three registration statements referred to in the limitation in the following subparagraph (ii); and (C) the Company shall be entitled to serve only one Delay Notice within any twelve-month period, or with respect to any two consecutive registrations requested pursuant to this Section 3.01.

         (ii) the Company shall not be obligated to effect, or pay any Registration Expenses in connection with, more than three registrations requested in the aggregate pursuant to this Section 3.01.

Unless the Morgan Stanley Stockholders and their Permitted Transferees, if any, shall otherwise consent in writing, no other person (including the Company), shall be permitted to offer any securities under any registration pursuant to this Section 3.01. A majority of the Morgan Stanley Stockholders or their Permitted Transferees, if any, requesting a registration under Section 3.01(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability (except as set forth in Section 3.01(c) hereof) to any of the other Morgan Stanley Stockholders or Permitted Transferees, by providing a written notice to the Company revoking such request.

Notwithstanding anything contained in this Agreement to the contrary, nothing herein shall be construed as requiring the Company to register any of its securities other than shares of Class A Common Stock.

         (b) REGISTRATION STATEMENT FORM. If, pursuant to a registration request under this Section 3.01, (i) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (ii) such registration is in connection with a Public Offering and (iii) the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

         (c) EXPENSES. The Company will pay all Registration Expenses in connection with three registrations which are requested and become effective pursuant to this Section 3.01. The Company shall not be liable for Registration Expenses in connection with a registration that shall not have become effective due to a revocation by the Morgan Stanley Stockholders or Permitted Transferees requesting such registration under this Section 3.01. In such event, the obligation to pay the Registration Expenses in connection with such revoked registration shall be due and payable by the Morgan Stanley Stockholders and Permitted Transferees, if any, who initially requested and revoked such registration and the obligation of the Company to pay all Registration Expenses in connection with three registrations shall not be affected by such revoked registration. However, each holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Registrable Securities pursuant to a registration requested pursuant to this Section 3.01.

         (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 3.01 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and any of the Registrable Securities of the Morgan Stanley Stockholders and their Permitted Transferees, if any, included in such registration have actually been sold thereunder, and (ii) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder); PROVIDED, HOWEVER, that if any effective registration statement requested pursuant to this Section 3.01 is discontinued in connection with a Disadvantageous Condition, such registration statement shall be at the sole expense of the Company and shall not be included as one of the three registrations which may be requested pursuant to Section 3.01 hereof; and PROVIDED FURTHER, that if after any registration statement requested pursuant to this Section 3.01 becomes effective (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company and (ii) less than 75% of the Registrable Securities included in such registration have been sold thereunder, such registration statement shall be at the sole expense of the Company and shall not be included as one of the three registrations which may be requested pursuant to
Section 3.01 hereof.

         (e) SELECTION OF UNDERWRITERS. If any requested registration pursuant to this Section 3.01 is in the form of a Public Offering, the Company will select Morgan Stanley & Co. Incorporated as the manager or, if Morgan Stanley & Co. Incorporated so desires, as the co-manager, that will administer the offering, PROVIDED that Morgan Stanley & Co. Incorporated shall perform such services as underwriter at the then customary market rates for similar underwriting services and PROVIDED FURTHER, that Morgan Stanley & Co. Incorporated will take such steps as are necessary to ensure that, as a result of such underwriting services, Morgan Stanley & Co. Incorporated, the Morgan Stanley Stockholders and their respective Affiliates do not beneficially own, in the aggregate, 50% or more of the outstanding Class A Common Stock. If Morgan Stanley & Co. Incorporated declines to act as manager or co-manager of such offering, then Morgan Stanley Stockholders and their Permitted Transferees, if any, holding a majority of the Registrable Securities which are to be registered in such offering shall have the right to select the manager or co-managers that will administer such offering.

         (f) PRO RATA PARTICIPATION IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 3.01 involves a Public Offering and the managing underwriter shall advise the Company that, in its view, the number of Registrable Securities requested to be included in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

         (i) INITIATING HOLDERS' SECURITIES. FIRST, Registrable Securities requested to be included in such registration pursuant to Section 3.01(a) hereof shall be allocated (if necessary for the offering not to exceed the Maximum Offering Size) PRO RATA among the Morgan Stanley Stockholders and their Permitted Transferees, if any, requesting registration pursuant to
    Section 3.01(a) hereof on the basis of the relative number of Registrable Securities each such Morgan Stanley Stockholder or Permitted Transferee has requested to be included in such registration.

         (ii) OTHER SECURITIES. SECOND, the shares of Class A Common Stock proposed to be sold by any other person (including the Company) to the extent that the Morgan Stanley Stockholders or their Permitted Transferees, if any, shall have consented, pursuant to Section 3.01(a) hereof, to the inclusion in such registration of such securities of such other persons, shall be allocated (if necessary for the offering not to exceed the Maximum Offering Size) PRO RATA among all such other persons on the basis of the relative number of securities each such person has requested to be included in such registration.

         SECTION 3.02. INCIDENTAL REGISTRATION. (a) If the Company at any time proposes to register (other than pursuant to Section 3.01) any of its authorized but unissued shares of Common Stock under the Securities Act on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to the Morgan Stanley Stockholders and their respective Permitted Transferees, if any, of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of its Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting if such disclosure is acceptable to the managing underwriter).
Upon the written request of any Morgan Stanley Stockholder or Permitted Transferee delivered to the Company within 30 days after such notice shall have been given to such holder (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all Registrable Securities that the Company has been so requested to register by such Morgan Stanley Stockholder or Permitted Transferee, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; PROVIDED, HOWEVER, that:

         (i) if, at any time after giving such written notice of its intention to register any of such securities proposed to be registered by the Company and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Morgan Stanley Stockholder and Permitted Transferee that has requested to register Registrable Securities and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 3.02(b)), without prejudice, however, to the rights of any one or more Morgan Stanley Stockholders to request such registration be effected as a registration under Section 3.01;

         (ii) if (A) the registration so proposed by the Company involves an underwritten offering of the securities so to be registered, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise the Company that, in its judgment, the number of shares of Registrable Securities and any other securities proposed to be included in such offering by the Company should be limited (1) due to market conditions or (2) because the inclusion of Registrable Securities could adversely impact the purchase price obtained for the securities proposed to be included in such offering by the Company, then the Company will promptly advise each such Morgan Stanley Stockholder and Permitted Transferee thereof and may require, by written notice to each such holder accompanying such advice, that, to the extent necessary to meet such limitation, all holders of Registrable Securities proposing to sell shares of Registrable Securities in such offering shall share PRO RATA in the number of shares of Registrable Securities to be excluded from such offering, such sharing to be based on the respective numbers of shares of Registrable Securities as to which registration has been requested by such holders and that the distribution of such Registrable Securities as are so excluded be deferred (in case of a deferral as to a portion of such Registrable Securities, such portion to be allocated among such holders in proportion to the respective numbers of shares of Registrable Securities so requested to be registered by such holders) until the completion of the distribution of such securities by such underwriters; and

         (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.02 that is incidental to the registration of any of its securities in connection with any merger or acquisition (or the financing thereof), exchange offer, dividend reinvestment plan or stock option or other employee benefit plan.

No registration effected under this Section 3.02 shall relieve the Company of its obligations to effect registrations of Registrable Securities upon the request of one or more Morgan Stanley Stockholders pursuant to Section 3.01.

         (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities effected by it pursuant to this
Section 3.02.

         SECTION 3.03. REGISTRATION PROCEDURES. (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.01 or 3.02, the Company will as expeditiously as is reasonable:

         (i) prepare and file with the Commission on any appropriate form a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

         (ii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of (A) such time as all such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the expiration of three months from the date such registration statement first becomes effective;

         (iii) furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

         (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

         (v) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, of (A) any opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) any "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as a majority of the holders of Registrable Securities included in such registration statement may reasonably request;

         (vi) immediately notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law.

         (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;


         (viii) use its best efforts to list such securities on each securities exchange on which shares of Common Stock are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

         (ix) issue to any underwriter to which any holder of Registrable Securities may sell such Registrable Securities in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing shares of Common Stock without the legend described in Section 2.02(a).

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

         (b) If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under Section 3.01, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 3.05.

         (c) If any registration pursuant to Section 3.01 or 3.02 shall be in connection with an underwritten public offering, each Stockholder agrees, if so required by the managing underwriters, not to effect any public sale or distribution (including any sale pursuant to Rule 144) of Securities (other than as part of such underwritten public offering) within 7 days prior to the effective date of the registration statement with respect to such underwritten public offering or 90 days after the effective date of such registration statement; PROVIDED, HOWEVER, that the 90-day period referred to in this Section 3.03(c) may be extended to up to 180 days upon the underwriters' reasonable request.

         (d) The Company agrees, if so required by the managing underwriters in connection with an underwritten offering of Registrable Securities pursuant to Section 3.01 or 3.02, not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during the 7 days prior to and the 90 days after the effective date of any registration statement with respect to such underwritten public offering, except as part of such underwritten offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer; PROVIDED, HOWEVER, that the 90 day period referred to in this Section 3.03(d) may be extended to up to 180 days upon the underwriters' reasonable request.

         (e) It is understood that in any underwritten offering of Registrable Securities in addition to the shares (the "INITIAL SHARES") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the "OPTION SHARES") equal to up to 15% of the initial shares (or such other maximum amount as the National Association of Securities Dealers, Inc. may then permit), solely to cover over-allotments. Shares proposed to be sold by the Company and the holders of Registrable Securities shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, pursuant to Section 3.01(f) or 3.02(a)(ii), as the case may be. The number of initial shares and option shares to be sold by requesting holders shall be allocated PRO RATA among all such holders on the basis of the relative number of Registrable Securities each such holder has requested to be included in such registration.

         SECTION 3.04. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         SECTION 3.05. INDEMNIFICATION. (a) In the event of any registration of any equity securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 3.01 or 3.02, the seller of any Registrable Securities covered by such registration statement, its directors and officers, general and limited partners (and directors and officers thereof and, if such seller is a portfolio or investment fund, its investment advisors), each other Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each such underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities and expenses, joint or several, to which such seller or any such director or officer or participating or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller, and each such director, officer, general and limited partner (and director and officer thereof), investment advisor, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company for use in the preparation thereof by such seller or underwriter, as the case may be, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but notified to such seller or underwriter, as the case may be, prior to any Sale of Registrable Securities and subsequently corrected by the Company in any final prospectus, amendment or supplement made available to such seller or underwriter, as the case may be, but which final prospectus, amendment or supplement was not used by such seller or underwriter, as the case may be, in the Sale of Registrable Shares that gave rise to such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general and limited partner (and director and officer thereof), investment advisor, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

         (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section
3.01 or 3.02, that the Company shall have received an undertaking satisfactory to it from (i) the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.05(a), except that any such prospective seller shall not in any event be liable to the Company pursuant thereto for an amount in excess of the net proceeds of sale of such prospective seller's Registrable Securities so to be sold) the Company, each such underwriter of such securities, each officer and director of each such underwriter and each other Person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) each such underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.05(a)) the Company, each officer and director of the Company, each prospective seller, each officer and director of each prospective seller and each other Person, if any, who controls the Company or any such prospective seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Company for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim referred to in Section 3.05(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 3.05, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case, the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all sellers of Registrable Securities, or more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

         SECTION 3.06. CONTRIBUTION. (a) If the indemnification provided for in Section 3.05 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party and the Company shall contribute to the amounts paid or payable by such indemnified parties as a result of such losses, claims, damages or liabilities (i) as between the Company and the holders of Registrable Securities covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and each holder of Registrable Securities covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such holders or by the underwriters. The relative fault of the Company, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 3.06 were determined by PRO RATA allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.06 no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Stockholder's obligation to contribute pursuant to this Section 3.06 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all the Stockholders and not joint.

         SECTION 3.07. NOMINEES OF BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                                      ARTICLE IV

                        CERTAIN AGREEMENTS REGARDING THE BOARD

         SECTION 4.01 NOMINATION OF DIRECTORS. (a) The Morgan Stanley Stockholders shall have the right to designate nominees for one-half of the members of the Board for so long as the total number of shares of Common Stock owned by the Morgan Stanley Stockholders constitutes at least fifty percent (50%) of the outstanding Common Stock of the Company. If such percentage ownership falls below 50%, the number of nominees for director that the Morgan Stanley Stockholders shall have the right to designate will be reduced to the number of directors which constitutes a percentage representation on the Board equal to the Morgan Stanley Stockholders' aggregate percentage ownership of the outstanding Common Stock; PROVIDED that so long as the Morgan Stanley Stockholders own at least five percent (5%) of the outstanding Common Stock, the Morgan Stanley Stockholders shall have the right to designate at least one nominee for director.

         (b) In the event that the Board is classified such that directors serve staggered terms, then at any meeting at which directors are elected, the Morgan Stanley Stockholders shall have the right to designate nominees for election at such meeting such that the number of nominees so designated, together with incumbent directors who had previously been nominated by the Morgan Stanley Stockholders, does not exceed the maximum number of nominees for director that the Morgan Stanley Stockholders may designate pursuant to Section 4.01(a)

         (c) In the event of a vacancy on the Board created by the resignation, renewal or death of a director nominated by the Morgan Stanley Stockholders, the Morgan Stanley Stockholders shall have the right to designate the nominee for election to fill such vacancy.

         (d) To the extent the Company's proxy statement for any annual meeting includes a recommendation regarding the election of any other nominees to the Board, the Company agrees to include a recommendation that the Company's stockholders vote in favor of the nominees of the Morgan Stanley Stockholders.

         (e) The parties to this Agreement agree to take all actions necessary so that, notwithstanding any other provision of this Agreement, at no time persons who are nominees of the Morgan Stanley Stockholders shall constitute more than one half of the members of the Board.

                                      ARTICLE V

                                    MISCELLANEOUS

         SECTION 5.01. EFFECTIVE DATE. This Agreement shall become effective on the date (the "EFFECTIVE DATE") of the consummation of the Initial Public Offering. Until the occurrence of the Effective Date, the Stockholders' Agreement shall continue in full force and effect.

         SECTION 5.02. REPRESENTATIONS. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

         SECTION 5.03. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 5.04. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company and (b) Stockholders holding shares of Common Stock representing at least 66-2/3% of the then outstanding shares of Common Stock held by all the Stockholders; PROVIDED, HOWEVER, that no amendment or waiver not affecting all classes of Common Stock equally shall be effective without the written consent of Stockholders holding a majority of the shares of each affected class of Common Stock held by Stockholders; PROVIDED FURTHER that no amendment or waiver which affects adversely the Employee Stockholders shall be effective without the written consent of Employee Stockholders holding a majority of the shares of Common Stock held by all the Employee Stockholders. For the purposes of this Section 5.04, the term "EMPLOYEE STOCKHOLDER" shall mean any natural person who is bound to this Agreement on the date hereof and an employee of the Company on the date of determination or a Qualified Trust whose settlor is an employee of the Company on the date of determination or a Qualified Estate. Each Stockholder shall be bound by any amendment or waiver authorized by this Section 5.04, whether or not such Stockholder shall have consented thereto.

         SECTION 5.05. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopied or sent by certified or registered mail, return receipt requested, postage prepaid, addressed in the manner set forth on the signature pages of this Agreement or, if not set forth thereon, in the manner set forth on the signature pages of the Stockholders' Agreement (or in such other manner for a party as shall be specified in a notice given in accordance with this Section 5.05). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery or telecopied, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

         SECTION 5.06. BENEFIT; SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

         SECTION 5.07. DISTRIBUTIONS BY OLDARM AND NEW ARM. Notwithstanding any other provision of this Agreement, in the event that Oldarm shall distribute any Shares to its partners or New Arm shall distribute any Shares to its members, recipients of Shares in any such distribution who, at the time of such distribution, are not Employees shall not be bound by any provision of this Agreement.

         SECTION 5.08. MISCELLANEOUS. This Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in their individual capacity or caused it to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.


                        ARM FINANCIAL GROUP, INC.



                        By   _______________________________________
                                  Name:  John Franco
                                  Title:  Co-Chief Executive Officer



                        By   _______________________________________
                                  Name:  Martin H. Ruby
                                  Title:  Co-Chief Executive Officer

                        THE MORGAN STANLEY LEVERAGED EQUITY FUND II,
                                            L.P.

                        By: Morgan Stanley Leveraged Equity Fund, Inc., as general partner



                        By   _______________________________________
                             Name:
                             Title:

                        c/o Morgan Stanley & Co. Incorporated
                        1221 Avenue of the Americas
                        33rd Floor
                        New York, New York  10020
                        Telecopy:  (212) 762-7951
                        Attention:  Mr. Frank V. Sica

                        with a copy to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York  10022
                        Telecopy:  (212) 848-7179
                        Attention:  Christopher D. Dillon, Esq.

                        MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                        By:  MSCP III, L.P., as general partner

                        By: Morgan Stanley Capital Partners III, Inc., as general partner



                        By   _______________________________________
                             Name:
                             Title:

                        c/o Morgan Stanley & Co. Incorporated
                        1221 Avenue of the Americas
                        33rd Floor
                        New York, New York  10020
                        Telecopy:  (212) 762-7951
                        Attention:  Mr. Frank V. Sica

                        with a copy to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York  10022
                        Telecopy:  (212) 848-7179
                        Attention:  Christopher D. Dillon, Esq.

                        MORGAN STANLEY CAPITAL INVESTORS, L.P.

                        By:  MSCP III, L.P., as general partner

                        By: Morgan Stanley Capital Partners III, Inc., as general partner



                        By   _______________________________________
                             Name:
                             Title:

                        c/o Morgan Stanley & Co. Incorporated
                        1221 Avenue of the Americas
                        33rd Floor
                        New York, New York  10020
                        Telecopy:  (212) 762-7951
                        Attention:  Mr. Frank V. Sica

                        with a copy to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York  10022
                        Telecopy:  (212) 848-7179
                        Attention:  Christopher D. Dillon, Esq.

                        MSCP III 892 INVESTORS, L.P.

                        By:  MSCP III, L.P., as general partner

                        By: Morgan Stanley Capital Partners III, Inc., as general partner



                        By_______________________________________
                             Name:
                             Title:

                        c/o Morgan Stanley & Co. Incorporated
                        1221 Avenue of the Americas
                        33rd Floor
                        New York, New York  10020
                        Telecopy:  (212) 762-7951
                        Attention:  Mr. Frank V. Sica

                        with a copy to:
                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York  10022
                        Telecopy:  (212) 848-7179
                        Attention:  Christopher D. Dillon, Esq.

                        _______________________________________
                        John Franco



                        _______________________________________
                        Martin H. Ruby


                        OLDARM, L.P.

                        By:  Oldarm GP Partnership, as general partner



                        By _______________________________________
                             Name:
                             Title:  General Partner


                        NEW ARM, LLC



                        By_______________________________________
                             Name:  John Franco
                             Title:  Manager



                        By_______________________________________
                             Name:  Martin H. Ruby
                             Title:  Manager

                             New Arm, LLC
                             1230 Liberty Bank Lane, Suite 200
                             Louisville, KY  40222-5763
                             Telecopy:  (502) 451-1805
                             Attention:  David M. Roth, Esq.